                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                _______________

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                           Merrill Lynch & Co., Inc.
                          -----------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                              13-2740599
        --------------                         -------------
(State of incorporation or organization)      (I.R.S. Employer
                                             Identification No.)

     World Financial Center
     North Tower
     250 Vesey Street
     New York, New York                                 10281
     -----------------------------                    ---------
(Address of principal executive offices)              (Zip Code)

If this Form relates to the         If this Form relates to the
registration of a class of          registration of a class of
debt securities and is              debt securities and is to
effective upon filing pursuant      become effective
to General Instruction A(c)(1)      simultaneously with the
please check the following          effectiveness of a concurrent
box.  [X]                           registration statement under the Securities
                                    Act of 1933 pursuant to General Instruction
                                    A(c)(2) please check the following box.  [ ]


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                 Name of each exchange on which
to be so registered                 each class is to be registered
-------------------                 ------------------------------

Russell 2000 Index                        American Stock Exchange
Call Warrants, Expiring
October 30, 1998

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
-------------------------------------------------------------------
                               (Title of class)

Item 1.  Description of Registrant's Notes to be Registered.
         --------------------------------------------------

          The description of the general terms and provisions of the Russell 2000 Index Call Warrants, Expiring October 30, 1998 to be issued by Merrill Lynch & Co., Inc. (the "Warrants") set forth in the Preliminary Prospectus Supplement dated October 13, 1995, and the Prospectus dated September 1, 1995, incorporated by reference as Exhibit 99(a), is hereby incorporated by reference and contains certain proposed terms and provisions. The description of the Warrants contained in the Prospectus Supplement to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under Registration Statement Number 33-61559, which will contain the final terms and provisions of the Warrants, is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2.  Exhibits.
         --------

          99(a) Preliminary Prospectus Supplement dated October 13, 1995, and Prospectus dated September 1, 1995 (incorporated by reference to registrant's filing pursuant to Rule 424(b)).

          99(b) Form of Global Warrant (attached as Exhibit A to Exhibit 99(c) hereto).

          99(c) Form of Warrant Agreement between Merrill Lynch & Co., Inc. and Citibank, N.A., as Warrant Agent.

          Other securities issued by Merrill Lynch & Co., Inc. are listed on the American Stock Exchange.


                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    MERRILL LYNCH & CO., INC.


                                    By: /s/ Gregory T. Russo
                                        --------------------
                                        Gregory T. Russo
                                           Secretary
Date:   November 1, 1995

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                           MERRILL LYNCH & CO., INC.



                                    EXHIBITS
                                       TO
                        FORM 8-A DATED NOVEMBER 1, 1995



                                    Commission File No. 1-7182

                                 INDEX TO EXHIBITS
                                 -----------------


Exhibit No.                                                       Page No.
----------                                                        -------

99(a)     Preliminary Prospectus Supplement dated
          October 13, 1995, and Prospectus dated
          September 1, 1995 (incorporated by
          reference to registrant's filing pursuant to Rule 424(b)).

99(b)     Form of Global Warrant (attached as
          Exhibit A to Exhibit 99(c) hereto).

99(c)     Form of Warrant Agreement between Merrill
          Lynch & Co., Inc. and Citibank, N.A., as
          Warrant Agent.